SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Nuveen Global High Income Fund

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

Thomas H. McGlade

Abul Rahman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

EXHIBIT 1

Saba | Capital

Section 2.7 Quorum and Action

(b) The Shareholders shall take action by the affirmative vote of the holders of a majority of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by the 1940 Act, the Declaration of Trust, any resolution of the Trustees which authorizes the issuance of Preferred Shares or the written statement setting forth the relative rights and preferences of the Preferred Shares; provided that (i) with respect to a Contested Election the affirmative vote of a majority of the Shares outstanding and entitled to vote with respect to such matter at such meeting shall be the act of Shareholders with respect to such matter and (ii) with respect to the election of Trustees, other than a Contested Election, the affirmative vote of a plurality of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present shall be the act of the Shareholders with respect to such matter.

Sources: Bloomberg, CEF Advisors

Saba Capital

Strictly Private and Confidential

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Saba | Capital

Section 3.10 Qualifications of Persons Nominated or Seated as Trustees

(h) An individual nominated or seated as a Trustee shall not cause (in the case of a nomination, if seated) the Fund to fail to comply with any criteria established by or pursuant to the 1940 Act governing the permitted composition of the board of trustees of a registered investment company.

(i) An individual nominated or seated as a Trustee shall not serve as a trustee or director (or person performing similar functions) of more than three (3) companies having securities registered under the Exchange Act or treated as public reporting companies under any comparable regulatory regime (the Trust and all other investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose).

(j) An individual nominated or seated as a Trustee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be, have been, or have been nominated or seated as, officer, general partner, manager, managing member, member of an advisory board, trustee or director (or person performing similar functions) of any investment company registered under the 1940 Act or other collective investment vehicle that would be an investment company, as defined in the 1940 Act, but for Section 3(c)(1), 3(c)(7) or 3(c)(11) of the 1940 Act (other than the Trust and other investment vehicles having the same investment adviser as the Trust or an investment adviser in a control relationship with the investment adviser of the Trust).

(k) Only individuals satisfying the following additional qualification requirements applicable to Non-Management Trustees may be nominated or seated to serve as Non-Management Trustees:

(i) An individual nominated or seated as a Non-Management Trustee shall not be an “interested person” (as defined in the 1940 Act) of the Trust.

(ii) An individual nominated or seated as a Non-Management Trustee shall not be an “affiliated person” (as defined in the 1940 Act) of the Trust or an affiliated person of such a person.

(iii) An individual nominated or seated as a Non-Management Trustee shall not directly or indirectly own beneficially, or be a member of a group of Shareholders party to an agreement, arrangement or practice for sharing information or decisions concerning Shareholder actions or the acquisition, disposition or voting of Shares, who together directly or indirectly own beneficially five percent (5%) or more of the outstanding Shares of any class of Shares of the Trust (each such Person and each member of such a group, a “**5% Holder**”), may not control or act in concert with a 5% Holder, and may not be an immediate family member of a 5% Holder or of a Person who controls or acts in concert with a 5% Holder.

(iv) An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such nominee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be or have been an employee, officer, general partner, manager, managing member, trustee or director (or person performing similar functions) of a 5% Holder or any Person in a control relationship with or who acts in concert with a 5% Holder.

Saba Capital
Strictly Private and Confidential
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ARTICLE IX CONTROL SHARE ACQUISITIONS

"**Control Share Acquisition**" shall mean the acquisition by any Person of beneficial ownership of Common Shares which, but for the provisions of this Article IX, would have voting rights and which, when added to all other Shares beneficially owned by such Person (including Shares otherwise included in the categories enumerated in Section 9.1(c)(iii) below), would entitle such Person, upon acquisition of such Common Shares, to vote or direct the voting of Shares having voting power in the election of Trustees (except for any elections of Trustees by holders of Preferred Shares voting as a separate class) within any of the following ranges of such voting power:—

(1) one-tenth or more but less than one-fifth of all voting power;
(2) one fifth or more but less than one-third of all voting power;
(3) one-third or more but less than a majority of all voting power; or
(4) a majority or more of all voting power.

(ii) All Common Shares the beneficial ownership of which is acquired by such Person within ninety days before or after the date on which such Person makes an acquisition of beneficial ownership of Shares which results in such Control Share Acquisition, regardless of whether this Article IX was in effect during such ninety day period, and all Common Shares acquired by such Person pursuant to a plan to make a Control Share Acquisition, shall be deemed to have been acquired in the same Control Share Acquisition for purposes of this Article IX.

Saba Capital
Strictly Private and Confidential
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Saba | Capital

ARTICLE X AMENDMENTS

These By-Laws may be amended or repealed, or new By-Laws may be adopted, by a vote of a majority of the Trustees at any meeting thereof or by action of the Trustees by written consent in lieu of a meeting. These By-Laws may not be amended or repealed and new By-Laws may not be adopted by the Shareholders of the Trust.

Saba Capital

Strictly Private and Confidential

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EXHIBIT 2

Saba Capital Management, L.P. (“Saba Capital”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital, “Saba”), Thomas H. McGlade (“Mr. McGlade”) and Abul Rahman (“Mr. Rahman,” and together with Mr. McGlade, the “Nominees,” and together with Saba, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from the shareholders of Nuveen Global High Income Fund (the “Fund”). All stockholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card will be furnished to some or all of the Fund’s shareholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Saba with the SEC on February 18, 2021. This document is available free of charge from the sources indicated above.